Exhibit 99.1

Westwood Holdings Group, Inc. Reports First Quarter 2011 Results; Assets Under Management Increase 25% Year-over-year to Record $13.3 Billion; Mutual Fund Assets Increase 83% Year-over-year to Record $1.2 Billion

DALLAS--(BUSINESS WIRE)--April 20, 2011--Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2011 first quarter revenues of $17.0 million, net income of $3.5 million and earnings per diluted share of $0.50. This compares to revenues of $13.2 million, net income of $2.9 million and earnings per diluted share of $0.40 in the first quarter of 2010. Economic Earnings were $6.1 million compared to $4.9 million for the first quarter of 2010. Economic Earnings per share (“Economic EPS”) were $0.85 per diluted share compared to $0.74 per diluted share for the first quarter of 2010. (Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.)

Assets under management were $13.3 billion as of March 31, 2011, an increase of 25% compared to $10.6 billion as of March 31, 2010. The increase was primarily due to market appreciation of assets under management, the acquisition of McCarthy Group Advisors in November 2010 and asset inflows from new and existing clients, partially offset by the withdrawal of assets by certain clients. Mutual fund assets were $1.2 billion as of March 31, 2011, an increase of 83% compared to assets of $652 million as of March 31, 2010.

Brian Casey, Westwood’s President & CEO, commented, “We continued to capitalize on the momentum in our business this quarter as assets under management reached another record level. Our investment teams produced performance above the median of the respective peer group across most products and the WHG Funds surpassed $1 billion in assets with continued strong organic growth. We added our sixth and seventh funds to the WHG Funds family with the reorganization of the McCarthy Multi-Cap Stock Fund into the WHG Dividend Growth Fund (WHGDX) and the launch of the WHG SMidCap Plus Fund (WHGPX). We are also pleased that our fellow shareholders today approved an increase in the shares available for our stock incentive plan. We believe this validates the appeal of our shared ownership model; the additional shares will enable us to continue to align the incentives of our employee owners with other shareholders and our clients.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.35 per common share payable on July 1, 2011 to stockholders of record on June 15, 2011.

Total expenses for the first quarter were $11.4 million compared with $8.7 million for the first quarter of 2010. Economic Expenses were $8.9 million compared with $6.7 million for the first quarter of 2010. (An explanation and reconciliation of Economic Expenses to total expenses is included in the attached tables.)

Westwood will host a conference call to discuss first quarter 2011 results and other business updates at 4:30 p.m. Eastern time today. To join the conference call, dial 866-337-6663 (domestic) or 904-520-5771 (international). The conference call can also be accessed at www.westwoodgroup.com under the Investor Relations tab and will be available for replay through April 27 by dialing 888-284-7564 (domestic) or 904-596-3174 (international) and entering passcode 2591351.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, other mutual funds, individuals and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol “WHG.”

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the WHG Funds, please visit www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the quarter ended March 31, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2011	2010
REVENUES:
Advisory fees
Asset-based	$13,324	$10,080
Trust fees	3,357	3,009
Other revenues, net	328	127
Total revenues	17,009	13,216

EXPENSES:
Employee compensation and benefits	8,655	6,796
Sales and marketing	198	133
WHG mutual funds	256	143
Information technology	458	327
Professional services	935	572
General and administrative	888	692
Total expenses	11,390	8,663
Income before income taxes	5,619	4,553
Provision for income taxes	2,070	1,620
Net income	$3,549	$2,933

Earnings per share:
Basic	$0.51	$0.40
Diluted	$0.50	$0.40

Dividends declared per share	$0.35	$0.33

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2011 and December 31, 2010
(in thousands, except par value and share amounts)

	March 31, 2011	December 31,
	(unaudited)	2010
ASSETS
Current Assets:
Cash and cash equivalents	$4,651	$1,744
Accounts receivable	8,699	7,348
Investments, at fair value	39,243	43,300
Deferred income taxes	1,654	2,757
Other current assets	1,014	733
Total current assets	55,261	55,882
Goodwill	11,281	11,281
Intangible assets, net	4,994	5,119
Property and equipment, net of accumulated depreciation of $1,621 and $1,542	485	346
Total assets	$72,021	$72,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,307	$1,290
Dividends payable	2,651	-
Compensation and benefits payable	3,373	9,369
Income taxes payable	1	173
Deferred acquisition liability	941	899
Other current liabilities	13	13
Total current liabilities	8,286	11,744
Deferred income taxes	1,064	117
Dividends payable	74	-
Deferred rent	134	90
Total long-term liabilities	1,272	207
Total liabilities	9,558	11,951
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 8,085,918 and outstanding 7,786,443 shares at March 31, 2011; issued 7,874,873 and outstanding 7,645,678 shares at December 31, 2010	81	79
Additional paid-in capital	68,659	65,639
Treasury stock, at cost – 299,475 shares at March 31, 2011; 229,195 shares at December 31, 2010	(11,346)	(8,749)
Accumulated other comprehensive income	1,462	926
Retained earnings	3,607	2,782
Total stockholders’ equity	62,463	60,677
Total liabilities and stockholders’ equity	$72,021	$72,628

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the three months
	ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,549	$2,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	67	78
Amortization of intangible assets	125	26
Fair value adjustment of deferred acquisition liabilities	42	46
Unrealized gains on trading investments	(227)	(84)
Restricted stock amortization	2,383	1,891
Deferred income taxes	1,761	1,045
Excess tax benefits from stock based compensation	(548)	(643)
Net sales of investments – trading securities	5,109	982
Change in operating assets and liabilities:
Accounts receivable	(1,351)	144
Other current assets	(281)	(273)
Accounts payable and accrued liabilities	17	96
Compensation and benefits payable	(5,996)	(3,554)
Income taxes payable and prepaid income taxes	447	33
Other liabilities	71	(17)
Net cash provided by operating activities	5,168	2,703

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale investments	-	(10,196)
Sales of available for sale investments	-	11,516
Purchase of property and equipment	(233)	(16)
Net cash (used in)/provided by investing activities	(233)	1,304

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(2,597)	(2,055)
Excess tax benefits from stock based compensation	548	643
Cash dividends	1	(2,360)
Proceeds from exercise of stock options	20	57
Net cash used in financing activities	(2,028)	(3,715)

NET INCREASE (DECREASE) IN CASH	2,907	292
Cash and cash equivalents, beginning of period	1,744	2,879
Cash and cash equivalents, end of period	$4,651	$3,171

Supplemental cash flow information:
Cash paid during the period for income taxes	$33	$541

Reconciliation of Net Income to Economic Earnings and Total Expenses to Economic Expenses
(in thousands, except per share data and share amounts)
(unaudited)

	Three Months Ended March 31%
	2011	2010	Change
Net Income	$3,549	$2,933	21%
Add: Restricted stock expense	2,383	1,891	26
Add: Intangible amortization	125	26	381
Add: Tax benefit from goodwill amortization	52	9	478
Economic earnings	$6,109	$4,859	26

Diluted weighted average shares	7,166,577	6,544,118	10
Economic earnings per share	$0.85	$0.74	15

Total expenses	$11,390	$8,663	31
Less: Restricted stock expense	(2,383)	(1,891)	26
Less: Intangible amortization	(125)	(26)	381
Economic expenses	$8,882	$6,746	32%

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings, Economic Earnings per share (or Economic EPS), and Economic Expenses. We provide these measures in addition to, not as a substitute for, net income, earnings per share and total expenses, which are reported on a GAAP basis. Management and our Board of Directors review Economic Earnings, Economic EPS and Economic Expenses to evaluate Westwood’s ongoing performance, allocate resources and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income, earnings per share and total expenses, are useful for both management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. We define Economic Expenses as total expenses less non-cash equity-based compensation expense and amortization of intangible assets. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings or deduct it when calculating Economic Expenses because depreciation charges represent a decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

(WHG-G)

CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle, 214-756-6900